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                                                                  EXHIBIT 10.12

STATE OF NORTH CAROLINA )
                        )  SS:
COUNTY OF DURHAM        )


                                       SUBLEASE


    THIS AGREEMENT OF SUBLEASE ("Sublease"), dated as of 18th day of January, 1996, by and between ELI LILLY AND COMPANY, an Indiana corporation ("Sublessor"), party of the first part, and TRIANGLE PHARMACEUTICALS, INC., a Delaware corporation ("Sublessee"), party of the second part:


                                      RECITALS:

    A. University Place IV Associates Limited Partnership, a North Carolina limited partnership, as Landlord, entered into that certain Build to Suit Lease with Sphinx Pharmaceuticals Corporation, as Tenant, dated the 4th day of September, 1992 (the "Lease"), demising property described on Exhibit A to the Lease, including the property commonly known as 4611 University Drive, Durham, North Carolina (the "Property").

    B. By deed dated the 25th day of January 1995, and recorded in Book 2054, commencing at page 859, Durham County Registry, University Place IV Associates Limited Partnership sold the Property to GRA Durham Associates Limited LLC ("GRA"), and GRA is now the Landlord under the Lease ("Landlord").

    C. Sphinx Pharmaceuticals Corporation, by virtue of its merger into Sublessor, in effect assigned all of its interest in the Lease to the Sublessor, and Sublessor thereby became the Tenant under the Lease.

    D. Sublessee desires to sublease from Sublessor 25,000 rentable square feet of space in the building located on the Property, which space is more particularly described on Schedule A attached hereto (the "Sublease Space").
The Sublease Space consists of 15,000 rentable square feet shaded in blue on Schedule A (the "Initial Sublease Space"), and an additional area of 10,000 rentable square feet more from the area shaded in pink on Schedule A (the "Added Sublease Space"). The unshaded area on Schedule A being hereinafter referred to as the "Remaining Sublease Space".

    E. Sublessee and Sublessor agree that Sublessee shall sublease the Remaining Sublease Space as provided herein.

    F. Sublessor warrants and represents to Sublessee that the Lease is in full force and effect and that it has the right, subject to the consent of Landlord annexed hereto, to sublease the Sublease Space to Sublessee for the term provided herein, subject however to all terms and provisions of the Lease and any matters of record to which the Lease is subordinate.

    NOW, THEREFORE, for and in consideration of the rents, covenants and agreements hereinafter contained on the part of the Sublessee to be paid, kept and performed, Sublessor does hereby sublet and demise unto Sublessee, and Sublessee hereby leases from the Sublessor, the Sublease Space for the periods hereinafter set forth.

    TO HAVE AND TO HOLD the same unto the Sublessee, its permitted successors and assigns, subject to the Lease and upon the rentals, terms, covenants, conditions and provisions hereinafter set forth.

    AND Sublessor and Sublessee hereby contract and agree each with the other as follows:

    1.   RECITALS: The Recitals as set forth above are incorporated herein.

    2. INITIAL TERM: The initial term of this Sublease ("Initial Term") shall commence as to the Initial Sublease Space on January 21, 1996 (the "Commencement Date") and as to the Added Sublease Space on February 1, 1996 (provided that Sublessor is able to deliver the Added Sublease Space to Sublessor on February 1, 1996), and shall expire July 31, 1998. The term of this Sublease may be modified as provided herein.

    3. INITIAL SUBLEASE SPACE: Sublessee agrees that this Sublease shall be in effect for the Initial Sublease Space, consisting of 15,000 rentable square feet, commencing on the Commencement Date and to pay Sublessor, c/o 4615 University Drive, Durham, North Carolina 27717, Attn: Natalie Bryan, a monthly rental in advance of $28,125.00 ("Initial Rent"), commencing on the Commencement Date (pro rated on the basis of a thirty (30) day month for the calendar month in which the Commencement Date occurs, if the Commencement Date is not the first day of such month) and continuing on the first day of each successive calendar month until Sublessor delivers the Added Sublease Space to Sublessee.

    4. ADDED SUBLEASE SPACE: Commencing February 1, 1996, or such later date as Sublessor delivers the Added Sublease Space to Sublessee, Sublessor shall sublease to Sublessee, and Sublessee shall sublease from Sublessor, the Added Sublease Space, so that Sublessee shall then sublease from Sublessor the full Sublease Space as defined above.

    The annual "Rent" for the Sublease Space shall be the total number of rentable square feet in the Sublease Space, which is 25,000 rentable square feet, multiplied by $22.50, which annual amount equals $562,500.00. Said Rent shall be

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payable in monthly installments of $46,875.00, in advance, commencing on the date Sublessor delivers the Added Sublease Space to Sublessee (prorated on the basis of a thirty (30) day month if such date is not the first day of a calendar month, and appropriately adjusted for any Initial Rent for such month theretofore paid and for any free Rent in accordance with the following provision of this Section 4) and continuing on the first day of each successive calendar month throughout the Initial Term.

    In the event the Added Sublease Space has not been delivered to Sublessee on or before February 1, 1996, Sublessee shall receive two (2) days of free Rent with respect to the Added Sublease Space for each day such delivery is delayed past February 1, 1996. In the event the Added Sublease Space has not been delivered to Sublessee on or before May 1, 1996, Sublessee may either (i) continue to receive free Rent with respect to the Added Sublease Space as provided above receive two (2) days of free Rent with respect to the Initial Sublease Space for each day delivery of the Added Sublease Space is delayed past May 1, 1996; or (ii) terminate this Sublease, in which case Sublessee shall have no further obligations hereunder, financial or otherwise, to Sublessor.

    The Added Sublease Space shall be deemed delivered to Sublessee on February 1, 1996, if on or before such date Sublessor advises Sublessee by notice that the Added Sublease Space is available for occupancy by Sublessee on February 1, 1996. If the Added Sublease Space is not delivered to Sublessee on February 1, 1996, in accordance with the previous provisions of this Section, Sublessor shall be deemed to have delivered the Added Sublease Space to Sublessee on such later date as Sublessor advises Sublessee by notice that the Added Sublease Space is available for immediate occupancy by Sublessee.

    5.   SUBLESSOR'S NOTICE; REMAINING SUBLEASE SPACE; EXTENSION:    At some
point after the date of this Sublease but before August 1, 1996, Sublessor shall give notice to Sublessee of one of the following:

         (i) Sublessor wishes to recover possession of the Sublease Space and retain the Remaining Sublease Space at the end of the Initial Term; or

         (ii) Sublessor wishes to retain the Remaining Sublease Space at the end of the Initial Term; or

         (iii) Sublessor is willing to sublease to Sublessee, on all of the terms provided herein and at the Rent provided in the following paragraph 7, the Sublease Space and the Remaining Sublease Space (the Sublease Space and the Remaining Sublease Space being hereinafter referred to as the "Entire Premises").

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A failure of Sublessor to provide any notice under this Section 5 shall be construed as notice under the foregoing provision (iii).

    In the event Sublessor gives the notice described in provision (i) above, this Sublease shall expire at the end of the Initial Term. In the event Sublessor gives the notice described in provision (ii) above, Sublessee may elect, within the time provided in the following Section 8, to extend this Sublease for the Sublease Space through September 30, 2003 (the period from August 1, 1998 through September 30, 2003 being hereinafter referred to as the "Extended Term"). If Sublessee does not elect to so extend the term of this Sublease for the Extended Term within the time provided in Section 8, this Sublease shall expire at the end of the Initial Term. In the event Sublessor gives the notice described in provision (iii) above or in the absence of any notice from Sublessor under this Section 5, this Sublease shall automatically become a Sublease for the Entire Premises for the Extended Term, less one day (i.e. expiring September 29, 2003). Further, in the event the notice is given as provided in provision (iii) above, Sublessee may begin to occupy all or a portion of the Remaining Sublease Space not then used or occupied by Sublessor or any other party prior to the commencement of the Extended Term and begin paying Rent on said portion of the Remaining Sublease Space, in the amount per square foot and manner provided in the foregoing Section 4 of this Sublease. In the event Sublessee exercises its option to enter all or a portion of such Remaining Sublease Space prior to the commencement of the Extended Term as described in the preceding sentence, Sublessee shall be required to take portions of such Remaining Sublease Space in minimum increments of five hundred
(500) square feet, with each portion so taken to be contiguous with the Sublessee's then leased space.

    In the event Sublessor has given (or is deemed to have given) the notice to Sublessee contemplated by provision (iii) above, Sublessor agrees that the following provisions shall apply during the period after notice has been given (or deemed given) pursuant to provision (iii) above and prior to August 1, 1998:

         (a) Sublessor will give Sublessee notice (an "Occupancy Notice") if Sublessor wishes to use or occupy any part of the Remaining Sublease Space that is not then occupied by Sublessor (or any party claiming under Sublessor) or Sublessee, which Occupancy Notice shall identify the space to be used. Any Occupancy Notice so given shall be given by Sublessor in good faith. Sublessee shall have fifteen (15) days after the date the Occupancy Notice is deemed delivered or given pursuant to Section 23 of this Sublease within which to elect to occupy that portion of Remaining Sublease Space which is the subject of the Occupancy Notice. If any part of the Remaining Sublease Space is used or occupied by Sublessor on the date notice is given by Sublessor to Sublessee pursuant to provision (iii) above or on August 1, 1996 (in the absence of any notice from Sublessor contemplated

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    by provisions (I), (ii) or (iii) of this Section 5), Sublessee shall have fifteen (15) days after the date such provision (iii) notice is deemed delivered or given pursuant to Section 23 of this Sublease or until August 16, 1996 (in the absence of any notice from Sublessor contemplated by provisions (i), (ii) or (iii) of this Section 5) within which to elect to occupy any portion of the Remaining Sublease Space then occupied by Sublessor. If Sublessee elects to occupy such space, such occupancy and Sublessee's obligation to pay Rent with respect to such space shall commence on the date forty-five (45) days after (1) the date the Occupancy Notice is deemed delivered or given, (2) the date the provision (iii) notice is deemed delivered or given, or (3) August 1, 1996 (in the absence of any provision (i), (ii) or (iii) notice), whichever is applicable.

         (b) If Sublessee wishes to occupy any Remaining Sublease Space which is then occupied by Sublessor or any party claiming under Sublessor, Sublessee shall advise Sublessor by notice of the Remaining Sublease Space that it desires to occupy. Sublessor shall deliver such Remaining Sublease Space to Sublessee on the date that is one hundred eighty (180) days after the date Sublessee's notice is deemed delivered or given, and Sublessee's obligation to pay Rent with respect to such space shall commence on such date (or such earlier date as Sublessee accepts occupancy of such space).

         (c) Sublessor and Sublessee agree that if Rooms constituting any block identified on Schedule A as I, II, III, IV, V and VI at any relevant time for purposes of the foregoing subparagraphs (a) or (b) are then occupied by Sublessor, any notice by Sublessee contemplated by subparagraphs (a) or (b) shall include all of the Rooms within such block identified above (E.G., I, II, III, IV, V or VI).

The Rent to be paid by Sublessee to Sublessor pursuant to the foregoing subparagraphs (a) or (b) shall be determined in the amount per square foot and manner provided in the foregoing Section 4 of this Sublease.

         Upon request of Sublessor, Sublessee will execute amendments to this Sublease acknowledging that any Remaining Sublease Space occupied by Sublessee prior to the commencement of the Extended Term constitutes a part of the premises leased hereby and confirming the Rent payable with respect to the occupied Remaining Sublease Space.

    6. RENT DURING EXTENDED TERM - SUBLEASE SPACE: In the event Sublessee subleases the Sublease Space, but not the Remaining Sublease Space, during the Extended Term, monthly Rent shall be as follows:

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         (i)  For August 1, 1998 through July 31, 1999, monthly Rent shall be
    $48,125.00.

         (ii) For August 1, 1999 through July 31, 2000, monthly Rent shall be $49,425.00.

         (iii) For August 1, 2000 through July 31, 2001, monthly Rent shall be $50,777.00.

         (iv) For August 1, 2001 through July 31, 2002, monthly Rent shall be $52,183.08.

         (v) For August 1, 2002 through September 30, 2003, monthly Rent shall be $53,645.40.

         Said Rent shall be payable in the same time and manner as provided elsewhere herein.

    7. RENT DURING EXTENDED TERM - ENTIRE PREMISES: In the event Sublessee subleases the Entire Premise during the Extended Term (less one day), monthly Rent shall be as follows:

         (I) For August 1, 1998 through July 31, 1999, monthly Rent shall be $98,756.35.

         (ii) For August 1, 1999 through July 31, 2000, monthly Rent shall be $101,424.05.

         (iii) For August 1, 2000 through July 31, 2001, monthly Rent shall be $104,198.47.

         (iv) For August 1, 2001 through July 31, 2002, monthly Rent shall be $107,083.85.

         (v) For August 1, 2002 through September 29, 2003, monthly Rent shall be $110,084.66.

    8. SUBLESSEE'S NOTICE: Following Sublessor's notice of its intentions as to the Sublease Space and the Remaining Sublease Space after the Initial Term pursuant to Section 5(ii), then Sublessee shall have until January 1, 1998 to respond to Sublessor as to whether Sublessee wishes to continue the Sublease for the Extended Term.

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    9.   CONDITION: Sublessee agrees to accept the Initial Sublease Space in an
"as is" condition. However, Sublessor represents to Sublessee that the Initial Sublease Space is ready for immediate occupancy and use. Notwithstanding the foregoing, it is understood that certain improvements may be made by Sublessee to a portion of the Initial Sublease Space, as described in Schedule B attached hereto and incorporated herein by reference, after the Commencement Date. Sublessee agrees to accept the Added Sublease Space (and, if applicable, the Remaining Sublease Space) in its then "as is" condition on the date this Sublease commences with respect to the Added Sublease Space (or, if applicable, the Remaining Sublease Space (or any part thereof)); provided, however, that Sublessor agrees that the Added Sublease Space (and, if applicable, the Remaining Sublease Space) will be ready for immediate occupancy and use on the date the same is delivered to Sublessee. Furthermore, upon delivery of the Added Sublease Space, Sublessor and Sublessee shall jointly inspect the Added Sublease Space and shall, in good faith, complete a punchlist of items requiring correction solely because of the use of the Added Sublease Space by the current occupant of the such space or because of damage occurring when such current occupant vacated the Added Sublease Space. Sublessor, at its expense, shall promptly correct the punchlist items following the commencement of the terms of this Sublease as to the Added Sublease Space.

    10. GROSS LEASE; SERVICES: It is intended by the Sublessor and the Sublessee that this Sublease be a gross Sublease. Sublessor shall furnish Sublessee the following throughout the Initial Term (and if applicable the Extended Term) at no cost to Sublessee:

         (a) Access to the premises then leased under the terms of this Sublease twenty-four (24) hours a day, seven (7) days per week.

         (b) HVAC services satisfactory to keep the interior of the Sublease Space (and if applicable the Entire Premises) between 68 and 74 degrees fahrenheit when the outside temperature is between 10 and 94 degrees fahrenheit.

         (c) Electrical power for the Sublease Space (and if applicable the Entire Premises) twenty-four (24) hours a day, seven (7) days per week with the following capacity: 1950 kva.

         (d) Building exterior cleaning services, including exterior window washing and wall cleaning, removal of ice and snow from the Property, vermin extermination, and mowing and landscaping the Property.

         (e) Maintenance and repair (including replacement parts and labor) of the Sublease Space (and if applicable the Entire Premises) including (i) the roof, walls, windows, doors, foundation and other structural elements; (ii) HVAC, plumbing, lighting and other systems and equipment;
    (iii) interior walls, ceilings and standard maintenance and repair of floor coverings (exclusive of floor janitorial services such as cleaning, waxing, etc.); and (iv) painting and, to the extent on the Property but not exclusively the responsibility of the Landlord or Declarant pursuant to the Declaration of Covenants, Conditions and Restrictions for University Place referred to in the Lease, the maintenance and repairs of driveways, sidewalks, curbs, signs, landscaping and other exterior areas.

         (f)  Electric lighting.


         (g)  Hot and cold running water.

         (h)  Sanitary sewer service.

         (I) Trash removal. However, this service shall be limited to Sublessor providing a dumpster outside the building and, to the extent that trash can be lawfully disposed of with such dumpster, providing removal services.

         (j)  Keys and any other access-control devices in reasonable quantity.

         No failure to furnish Sublessee with any services described in the foregoing paragraphs (b), (c), (f), (g) and (h) ("Utility Services"), except as a result of the wilful neglect of Sublessor or Sublessor's nonpayment of charges therefor to the utility company providing utility service to the Property, and no interruption or suspension of any such Utility Services by reason of governmental regulation, civil commotion, strike, energy shortages, riots, fire, accident or emergency or for repairs, alterations or improvements considered desirable or necessary by the utility company, Sublessor or Landlord, or for any other reason beyond the power and control of Sublessor, shall be construed as an eviction of Sublessee or work an abatement or diminution of rent or render Sublessor liable for loss or damages suffered by Sublessee, or anyone claiming by, through or under Sublessee, by reason of any such failure.

    11. IMPROVEMENTS TO INITIAL SUBLEASE SPACE AND PAYMENT THEREFOR: Sublessee may have certain improvements made to the Initial Sublease Space in accordance with the provisions of Schedule B attached hereto; provided that Sublessee shall submit reasonably detailed plans therefor to Sublessor and to Landlord at least fifteen (15) days before the commencement of construction. Sublessor shall fund the cost of such improvements, including architect's, contractor's and similar professional fees related thereto (collectively, the "Cost of Improvements") up to a total cost of not to exceed Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00) in accordance with the provisions of the following paragraphs.

    Sublessor shall pay the Cost of Improvements, subject to the maximum amount stated above, upon being presented with invoices therefor in form and substance reasonably satisfactory to Sublessor and, if requested by Sublessor, lien waivers from contractors, subcontractors or material suppliers performing work in connection with the construction of such improvements. Such invoices shall be forwarded to Sublessor by Sublessee after being reviewed and approved for payment by Sublessee, it being agreed by Sublessee that Sublessor has no duty to Sublessee to determine the appropriateness of any invoice. Sublessor shall pay such invoices within 30 days after receipt thereof from Sublessee, subject to the maximum amount stated above.

    It is understood that Sublessor's maximum financial obligation for the Cost of Improvements shall be $350,000.00. In the event the Cost of Improvements shall be less than $350,000.00 Sublessor shall only be obligated to fund the actual amount of the Cost of Improvements. Sublessee shall repay Sublessor for the Cost of Improvements as "Additional Rent" as described in the following paragraph.

    Sublessee shall pay the Additional Rent, at the same time, in the same manner, and to the same address as Rent is payable, commencing upon the issuance of a certificate of occupancy for the portion of the Initial Sublease Space being improved, in equal monthly payments in an amount which shall be sufficient to fully amortize the Cost of Improvements paid by Sublessor over forty-eight (48) months at an annual rate of interest of 12% (the "Interest Rate") and a like amount on the first day of each successive month until a total of forty-eight (48) such monthly payments have been made. If this Sublease terminates before all forty-eight (48) such payments are required to have been made because of the expiration of the Initial Term, then at the time of making the last such monthly Additional Rent payment during the Initial Term Sublessee shall IN ADDITION pay to Sublessor (i) any then delinquent monthly payments of Additional Rent and (ii) a BALLOON PAYMENT of one-half of the remaining principal balance with respect to the Cost of Improvements paid by Sublessor after crediting that month's payment, and any delinquent payments then due based on an accurate amortization schedule showing such balance (the "Balloon Payment"). No Balloon Payment shall be due if Sublessor has given the notice described in Section 5(i) of this Sublease.

    To secure the obligation of Sublessee to pay the Additional Rent, Sublessee shall, following the execution of this Sublease by Sublessee and Sublessor, deliver to Sublessor an irrevocable standby letter of credit payable on sight and otherwise in form and content reasonably acceptable to Sublessor (the "Letter of Credit") in the original amount of One Hundred Seventy-Five Thousand Dollars ($175,000.00) (with provisions for the monthly reduction of such amount in the manner hereinafter provided in this Section 11) issued by First Union National Bank or another financial institution having net assets of at least Fifty Million Dollars ($50,000,000.00) in favor of Sublessor and having an expiration date of December 31, 2000. The Letter of Credit shall provide that upon certification by Sublessor and Sublessee to the issuing bank of the date of commencement of Sublessee's obligation to pay Additional Rent under this Sublease (such certification being hereinafter referred to as the "Joint Certification"), the amount of the Letter of Credit shall be reduced (i) by the amount, if any, certified by Sublessor and Sublessee as part of the Joint Certification as shall be necessary to reduce the original amount of the Letter of Credit to one-half the Cost of Improvements actually funded by Sublessor and (ii) on the fifteenth
(15th) day of each calendar month after the month in which Sublessee's obligation to pay Additional Rent commences (as certified as provided above), to the amount shown opposite that date as the then applicable Letter of Credit amount, which amount shall be determined for each such month by reducing the applicable original Letter of Credit amount by an amount equal to one-half of that portion of the aggregate monthly payments of Additional Rent then scheduled to have been made in accordance with the foregoing provisions of this Section 11 which are a payment principal under the amortization schedule for the determination of the monthly Additional Rent payments. Sublessee and Sublessor shall agree on a "Reduction of Letter of Credit Amount Schedule" to be attached to the Joint Certification showing the reduction of the amount of the Letter of Credit for months 1 through 48, with month 1 to be the calendar month after the month in which Sublessee's obligation to pay Additional Rent commences, as established by the Joint Certification, and months 2 through 48, inclusive, to be each consecutive calendar month thereafter.

         In the event of a default by Sublessee in the payment of Additional Rent, Sublessor may, unless Sublessee shall have cured such default within ten
(10) days after written notice thereof from Sublessor, draw on the Letter of Credit. The draft drawing on the Letter of Credit shall be signed by the Manager of Strategic Real Estate or an officer of Sublessor and shall certify that a default exists by Sublessee in the payment of Additional Rent under this Sublease.

         Notwithstanding the foregoing provisions of this Section 11, Sublessor shall have no obligation to fund the Cost of Improvements in excess of One Hundred Thousand Dollars ($100,000.00) until Sublessee has delivered a Letter of Credit to Sublessor.

         12. RIGHT OF FIRST OFFER FOR EXPANSION: It shall be a condition precedent to Sublessee's obligations under this Sublease that University Place Commons Limited Partnership ("UPCL"), the owner of an eight acre site adjoining the Property (the "Expansion Site"), shall execute and deliver to Sublessee a right of first offer (the "Right of First Offer) for the expansion site in form and substance acceptable to Sublessee. Sublessor is a limited partner of UPCL and hereby covenants and agrees that it will not withhold its consent to such Right of First Offer if its consent is required to be obtained under the partnership agreement.

         13.  LEASE:

         (a) This Sublease and the rights of Sublessee herein are subject and subordinate at all times to the Lease, the terms thereof and all rights of Landlord thereunder, including Landlord's right of access under

    Sections 16 and 25D of the Lease. The terms, provisions, covenants and conditions of Sections 13, 16 and 25 of the Lease are applicable to this Sublease with the same force and effect as if Sublessee was the Tenant under the Lease and Sublessor was the Landlord, except that any references in the Lease to the Leased Premises or Premises shall be applicable to Sublessee as if such terms was referring to the premises then leased to Sublessee pursuant to this Sublease. In addition, Sublessee (i) agrees that it will provide upon request an estoppel certificate as contemplated by Section 15(B) of the Lease with respect to the Sublease Space and, if and to the extent then subleased by Sublessee, the Remaining Sublease Space, and (ii) covenants and agrees as provided in Sections 15D, E and F and Section 26 of the Lease with the same force and effect as if Sublessee were the Tenant under the Lease, except that any references in the Lease to the Leased Premises shall be deemed to refer to the premises then leased by Sublessee pursuant to this Sublease.

         (b) Notwithstanding any provision in the Sublease to the contrary, each party hereto agrees to comply with the terms, provisions, covenants, and conditions of the Lease which are applicable to it and not to do or suffer or permit anything to be done which would result in a default under or cause the Lease to be terminated or forfeited.

         (c) Sublessee shall enjoy all appurtenant rights granted to Sublessor as Tenant under the Lease and shall comply with all rules and regulations of Landlord referred to in Section 2 of the Lease.

         14. ASSIGNMENT, FURTHER SUBLETTING: Sublessee may not assign this Sublease or further sublet the Sublease Space or, if applicable, the Remaining Sublease Space without Sublessor's prior written consent, which consent shall be not unreasonably withheld, delayed or conditioned. In addition to Sublessor's consent being required, Landlord's consent in writing is also required. If Sublessor does consent, Sublessor will use reasonable efforts to assist Sublessee in obtaining Landlord's consent.

         15. SUBLESSEE'S DEFAULT: If (a) Sublessee shall default in fulfilling any of the terms, conditions or agreements hereof, other than the covenant to pay Rent and Additional Rent, or of the Lease as herein incorporated, and such default shall not have been remedied (or proper corrective measures to cure such default commenced and after commencement diligently and continuously prosecuted in good faith) within fifteen (15) days after written notice from the Sublessor, Sublessor may give Sublessee three (3) days notice of its intention to end the term of this Sublease, and, at the end of said three (3) days, the term of this Sublease shall expire with the same effect as if that day were the date hereinabove set forth for the termination of the term hereof, but Sublessee shall remain liable to the extent provided under the environmental compliance provisions of Section 25 of the Lease applicable to Sublessee as provided herein and for payment of the Additional Rent, the entire unpaid amount of which shall thereupon become immediately due, together with costs of collection (including reasonable attorneys' fees) and interest thereon at the Interest Rate, or (b) Sublessee shall fail to pay the Rent or Additional Rent as provided herein, then Sublessor may, unless Sublessee shall have cured such default within three (3) days after written notice thereof from Sublessor, in addition to exercising any other right or remedies available to Sublessor hereunder or at law or in equity, exercise all of the remedies of the Landlord set forth in Section 17 of the Lease applicable to the premises then leased by Sublessor to Sublessee pursuant to this Sublease. Any repossession by Sublessor in the exercise of Sublessor's remedies shall not terminate Sublessee's obligations hereunder, absent a termination notice from Sublessor. If this Sublease is terminated by Sublessor pursuant to the foregoing provisions of this clause (b), Sublessee shall remain liable to Sublessor for (i) any Rent due prior to termination, (ii) the payment of Additional Rent, the entire unpaid amount of which shall thereupon become immediately due and payable, together with costs of collection (including reasonable attorneys' fees) and interest thereon at the Interest Rate, and (iii) payment of an amount equal to the present value of the excess, if any, (discounted at the Interest Rate) of the Rent reserved in this Lease for the remainder of the term of this Sublease, which shall be the Initial Term and Extended Term, unless Sublessor has given a notice pursuant to Section 5(i) or
Section 5(ii) of this Sublease and in the latter case Sublessee has not elected to extend the Sublease for the Extended Term, in which case the term shall be the Initial Term) over the fair rental value as of the date of termination of the Sublease Space and any portion of the Remaining Sublease Space then occupied (for the remainder of the Initial Term) and the Entire Premises (for the Extended Term) for the remainder of the term less an anticipated vacancy period of four (4) months, all of which amount shall be immediately due and payable, together with costs of collection (including reasonable attorneys' fees) and interest thereon at the Interest Rate.

         16. USE: Sublessee may use the Sublease Space (and if then leased under this Sublease, the Entire Premises) exclusively as a research facility and office building for Sublessee and for related uses, but for no other purpose without Sublessor's and Landlord's written consent. The use of the Sublease Space (or, if applicable, the Entire Premises) shall at all times be in compliance with (i) all covenants and restrictions of record affecting the Property, including the Declaration for University Place referred to in the Lease and (ii) all statutes, ordinances, laws and rules of all governmental and regulatory bodies and agencies having authority with respect to the Property.

         17.  [INTENTIONALLY OMITTED]

         18. NO MODIFICATION: Sublessor agrees that it will not modify or amend the Lease in any manner that would affect the Sublessee's rights hereunder without Sublessee's written consent first had and obtained.

         19. FFE: The furniture, fixtures, and equipment ("FFE") in the Entire Premises are and shall remain the property of the Sublessor. These items shall be inventoried at the time Sublessee takes possession. Sublessee will be permitted to use the FFE during the Term, but must maintain the same in good order, repair and operating condition, reasonable wear and tear excepted. Sublessee may not remove any of the FFE from the Sublease Space (or if applicable the Remaining Sublease Space) (unless to replace with a similar term of equal or greater value, which replacement shall become Sublessor's property), nor may Sublessee place any lien or permit any lien to attach to such FFE. Notwithstanding the foregoing, Sublessee may at any time while this Sublease is in effect, notify Sublessor that Sublessee no longer wishes to use all or a portion of the FFE that is not affixed to the Sublease Space (or if then leased to Sublessee, the Remaining Sublease Space). In such instance, Sublessor shall have thirty (30) days from such notice to remove the non-affixed FFE (or the portion thereof no longer desired by Sublessee). In the event Sublessor has not removed said non-affixed FFE within the thirty (30) days, Sublessor shall have been deemed to have abandoned said non-affixed FFE, and Sublessee shall be free to discard or sell said FFE.

         20. SUBLESSOR DEFAULT: In the event that Sublessor defaults in keeping, observing, or performing any of the terms, provisions, covenants, and conditions contained in the Lease, to be kept, observed or performed by Sublessor as Tenant under the Lease, and such default is not cured (or proper corrective measures to cure such default commenced) by Sublessor within the period specified in the Lease for the curing of such defaults, Sublessee may give Sublessor written notice of its intent to cure such default, and, if Sublessor does not cure or commence corrective measures to cure within twenty days (20) after receipt of Sublessee's notice, then Sublessee may remedy such default and offset the cost of such cure against Rent or, if the default is of a type which materially interferes with Sublessee's normal and intended use and operation, terminate the Sublease (in which case there shall be no obligation to make the Balloon Payment). If Sublessee incurs any expense in remedying such default, Sublessee shall be entitled to recover reasonable and necessary expenses so incurred from Sublessor. Sublessor agrees to send promptly to Sublessee any notice of a default by Sublessor as Tenant under the Lease which Sublessor receives from the Landlord.

         21. INSURANCE: Sublessee shall carry throughout the term of this Sublease such insurance coverage as it desires on all property that it has, brings to, or stores on the Sublease Space and if leased by Sublessee, the Remaining Sublease Space. Neither Sublessor nor Landlord having any obligation to carry insurance on the same. In addition Sublessee, at its sole cost and expense, throughout the term of this Sublease shall maintain insurance as required by paragraph A of Section 9 of the Lease with a company or companies acceptable to Sublessor and Landlord, which insurance shall name Sublessor and Landlord as additional insureds. Sublessee, shall observe and comply with the requirements of paragraphs C and D of Section 9 of the Lease with the same force and effect as if Sublessee were the Tenant under the Lease, except that any references in the Lease to the Leased Premises shall be deemed to refer to the premises then leased by Sublessee pursuant to the Sublease and in addition shall cause either a certified true copy of the policy showing such coverages or a certificate evidencing such coverages in form and substance reasonably acceptable to Sublessor to be furnished to Sublessor, with evidence of payment of premiums required to keep such insurance in full force and effect throughout the term of this Sublease.

         If Sublessor determines in its reasonable business judgement that $2,000,000 coverage may be inadequate, then Sublessor may require that Sublessee's general public liability insurance be increased to provide what Sublessor believes will be adequate coverage. However, in no event may Sublessor require an increase greater than ten percent (10%) in any year under this Lease.

         Sublessor, for itself and its successors and assigns, releases and waives unto the Sublessee, and its successors and assigns, and Sublessee, for itself, and its successors and assigns, releases and waives unto the Sublessor and Landlord, and their respective successors and assigns, all right to claim damages for any injury, loss, cost or damage to persons or to the Sublease Space (or if then leased by Sublessee, the Remaining Sublease Space) or the contents and property located therein or thereon, which is occasioned by fire, explosion, accident, occurrence or condition in, on or about such premises or any other casualty, the amount of which injury, loss, cost or damage has been paid (as applicable) to Landlord, Sublessor, Sublessee or to any other person, firm or corporation under the terms of any fire, extended coverage, public liability or other policy of insurance; provided that said release is effective only with respect to matters covered by insurance for which waiver(s) of subrogation apply. All policies of insurance carried and maintained pursuant to this Sublease by Sublessee shall contain, or be endorsed to contain, a provision whereby the insurer thereunder waives all rights of subrogation against Landlord and Sublessor.

         22. INDEMNITY: Except for loss or damage covered by insurance policies carried by Landlord or Sublessor containing waivers of subrogations:
Sublessee shall indemnify and hold Sublessor harmless against all loss, liability, damage, cost or expense (including reasonable attorneys' fees and court costs), or any claim therefor, on account of any actual or alleged injury or damage to persons or property caused in any way by the act or omission of Sublessee, its agents, employees or contractors, in, on, or otherwise related to the use or occupancy of any part of the Sublease Space or if then leased to Sublessee, the Remaining Sublease Space. Sublessor shall indemnify and hold Sublessee harmless against all loss, liability, damage, cost or expense (including reasonable attorneys' fees and court costs), or any claim therefor, on account of any actual or alleged injury or damage to persons or property (other than the property of Sublessee) caused in any way by the act or omission of Sublessor or its agents, employees or contractors in, on or otherwise related to the use or occupancy of any part of the Remaining Sublease Space not then occupied by Sublessee. The indemnitee shall give the indemnitor prompt notice of any claim of indemnity and assist in prosecuting and/or settling any claim; and (b) Sublessee shall protect, indemnify, defend and save harmless the Landlord from and against any and all expenses, claims, demands, and causes of action of any nature whatsoever, including legal fees and expenses, for injury to or death of persons, or loss of or damage to property, as a result of the negligence or other wrongful conduct of Sublessee.

         23. NOTICE: Any notice or demands to be given pursuant to this Sublease shall be sent to Sublessor at Eli Lilly Corporate Center, Drop Code 2528, Indianapolis, Indiana 46285 (Attn: Dean Stewart) with a copy to Craig Davis Properties, Inc., at Suite 435 UCB Plaza, 3605 Glenwood Avenue 27612 (Attn.: Craig M. Davis), and if to Sublessee at the Sublease Space (Attn: Chris Rallis), with a copy to Petree Stockton, L.L.P., 4101 Lake Boone Trail, Raleigh, North Carolina 27607 (Attn.: Jeffrey A. Benson).

         All notices shall be in writing, may be delivered personally to the other party, or sent by express courier or delivery service, or by registered, certified or express United States Mail, and shall be deemed delivered or given when received or on the third business day (days when national banks are open for business) after the same are deposited postage prepaid with the United States Postal Service. Changes of address may be given in the same manner as notices. Notices may be given on behalf of either party by its respective legal counsel. Notices may be given on behalf of Sublessor by its property manager.

         24. BROKERS: Sublessor represents that the only brokers it has dealt with in connection with this Sublease are CB Commercial and Craig Davis Properties, Inc. ("Sublessor's Brokers"), and Sublessee represents that the only broker it has dealt with is Goodman Segar Hogan Hoffler. Sublessor will pay to Sublessor's Brokers the commission in the amount and at the times set forth in the separate agreement(s) between Sublessor and Sublessor's Brokers. Each party shall indemnify and defend the other and Landlord from and against any claim of any broker claiming a right to a broker's commission or other compensation through the indemnitor or by reason of such broker having dealt with or alleging to have dealt with the indemnitor.

         25. ALTERATIONS: Except as provided in Section 11, Sublessee shall not make any alterations to the Sublease Space (or, if applicable, the Remaining Sublease Space) without the prior written consent of Sublessor and then only if
(i) Sublessee submits reasonably detailed plans therefor to Sublessor and to Landlord at least fifteen (15) days before the commencement of construction, and
(ii) Sublessor obtains any written consent of Landlord required by paragraph 10 of the Lease. The consent of Sublessor shall not be unreasonably withheld or delayed, but may be conditioned on Sublessee agreeing in writing that, upon the expiration or earlier termination of this Sublease, it will restore the Sublease Space to its condition prior to the making of such alteration (ordinary wear and tear excepted) if then requested to do so by Sublessor, which obligation of restoration expressly survives the expiration or earlier termination of this Sublease.

         Notwithstanding the foregoing provisions of this Section 25, during the Extended Term, Sublessor's consent shall not be required for any minor, non-structural alterations, provided such alterations will not disturb or interfere with Sublessor's use of the Remaining Sublease Space (if Sublessee does not lease the Remaining Sublease Space). In the event the provisions of this paragraph are applicable, Sublessee shall, prior to the expiration or earlier termination of this Sublease, restore the Sublease Space or, if applicable, the Entire Premises to the condition that existed prior to the making of any alterations made during the Extended Term (ordinary wear and tear excepted) if then requested to do so by Sublessor or Landlord. This obligation of restoration shall expressly survive the expiration or earlier termination of this Sublease.

         Any work performed by Sublessee, or at its instance, in the Sublease Space or if applicable, the Remaining Sublease Space (including the work provided for in paragraph 11 of this Sublease) shall be done in good and workmanlike manner using materials of the same quality as used by the Landlord in constructing the building on the Property. Sublessee shall not, at any time, permit any work to be performed in the Sublease Space (or if applicable, the remaining Sublease Space), except by duly licensed contractors or artisans, each of whom must carry adequate workmen's compensation insurance, general public liability insurance, and "all-risk" builders risk insurance, certificates of which shall be furnished to Landlord and Sublessor prior to commencement of any such work.

         Sublessee shall keep the Sublease Space (and, if applicable, the Remaining Sublease Space) free and clear of all mechanic's liens arising out of any work performed or alleged to be performed for or at the request of Sublessee or its agents or subtenants. Nothing contained in this Sublease shall constitute any consent or request by Landlord or Sublessor, express or implied, for the performance of any labor or services, or the furnishing of any materials or other property in respect to the Sublease Space (or, if applicable, the Remaining Sublease Space), or any part thereof, nor as giving Sublessee any right, power or authority to contract for, or permit the performance of, any labor or services, or the furnishing of any materials or other property, in such fashion as would permit the making of any claim against the Landlord, Sublessor or their respective interests in the Property in respect thereof. In the event such work results in a claim of lien against Landlord or Sublessor, or their respective interests in the Property, Sublessee shall hold Landlord and Sublessor harmless from such lien or claim of lien.

         26. DESTRUCTION: In the case of damage or destruction to the Property if the Lease is terminated with respect thereto pursuant to Section 11 of the Lease, then this Sublease shall automatically terminate as of the date of termination of the Lease. Rent shall be prorated to the date of such termination and the unpaid principal balance of the Additional Rent shall thereupon immediately due and payable by Sublessee to Sublessor. If this Sublease is not terminated in accordance with the foregoing provision, Rent, but not Additional Rent, shall abate between the date of destruction and the date of completion of the restoration of the Property in proportion to the portion of the Sublease Space (and, if then leased by Sublessee, the Remaining Sublease Space) that is rendered untenantable by such damage or destruction.

         27. MEMORANDUM OF SUBLEASE: The parties agree to execute and record a memorandum of this Sublease, in form mutually satisfactory. The cost of recording shall be the responsibility of Sublessee.

         28. SUBLEASE TO THOMAS A. KRENITSKY: Notwithstanding anything herein to the contrary, Sublessor hereby consents to a sublease of a portion of the Sublease Space (or if then leased under this Sublease, the Remaining Sublease Space) to Thomas A. Krenitsky (either individually or to an entity controlled by Mr. Krenitsky); provided that Landlord consents to such subletting by Sublessee. Sublessor will use reasonable efforts to obtain Landlord's consent to such subletting.

         29. LANDLORD CONSENT: It shall be a condition precedent to Sublessor's and Sublessee's obligation hereunder that Landlord, Sublessor, and Sublessee shall execute a consent to this Sublease, in form and content satisfactory to Sublessee and Sublessor, and substantially in the form attached as Exhibit A and incorporated herein by reference. In the event any such party fails to execute such consent by the Commencement Date, this Sublease shall automatically terminate.

    30. EXTENSIONS: If Sublessor elects to extend the term of the Lease (Sublessor having no obligation to do so) for any period described in Section 4 of the Lease, the Sublessee shall have the right to extend this Sublease for the same period upon all of the terms hereof and at the Rent to be agreed upon by Sublessor and Sublessee, unless Sublessor wishes to either (i) use the Sublease Space and/or the Remaining Sublease Space itself or (ii) permit a subsidiary, parent, company, affiliate, or other entity with a contractual relationship with Sublessor's business, to operate in the Sublease Space and/or the Remaining Sublease Space, or unless Sublessor and Sublessee are unable to agree on the Rent for such extended term of this Sublease. In no event shall this provision be deemed to confer in Sublessee any right to exercise the right of Sublessor under the Lease to extend the term of the Lease.

    31. TERMINATION: This Sublease shall terminate at the end of the Initial Term or, if applicable, the Extended Term of this Sublease, and Sublessor agrees that Sublessor shall be entitled to the benefit of all provisions of law respecting the recovery of possession of the premises from a tenant holding over without the requirement of giving any notice to Sublessee to vacate or quit the premises.

         32. PAST DUE PAYMENTS: In the event any Rent, Additional Rent, or other payment owing from Sublessee to Sublessor pursuant to this Sublease shall become overdue for a period in excess of three (3) days, such unpaid amount shall bear interest from the due date thereof to the date of payment at the Interest Rate.

    IN WITNESS WHEREOF, Sublessor and Sublessee, intending to be legally bound, and with authority duly given, have executed this sublease in duplicate originals, as of the day and year first above written.

                                ELI LILLY AND COMPANY

                             By: /s/John Crisel
                                 ------------------------------------------
                                       Its Mag. Real Estate
                                           --------------------------------

                             TRIANGLE PHARMACEUTICALS, INC.

                             By: /s/Chris A. Rallis
                                 ------------------------------------------
                                       Its Vice President
                                           --------------------------------

                                      EXHIBIT A
                                 TO SUBLEASE BETWEEN
                          ELI LILLY COMPANY, SUBLESSOR, AND
                      TRIANGLE PHARMACEUTICALS, INC., SUBLESSEE


                                  CONSENT AGREEMENT


    THIS CONSENT AGREEMENT (the "Agreement") is made and entered into as of the ________ day of January, 1996, by and among Eli Lilly and Company, an Indiana corporation ("Lilly"), Triangle Pharmaceuticals, Inc., a Delaware corporation ("Triangle"), and GRA Durham Associates Limited LLC, a limited liability company ("GRA").

                                 W I T N E S S E T H:

    WHEREAS, University Place IV Associates Limited Partnership ("University Place"), as landlord, and Sphinx Pharmaceutical Corporation ("Sphinx"), as tenant, executed a Build to Suit Lease dated September 4, 1992 (the "Master Lease"), demising, INTER ALIA, certain premises commonly known as 4 University Place, 4611 University Drive, Durham, North Carolina (the "Property"); and

    WHEREAS, GRA acquired the Property from University Place by deed recorded in Book 2054, commencing at page 859, Durham County Registry, and Lilly as the successor by merger to Sphinx, is the successor in interest of Sphinx under the Master Lease; and

    WHEREAS, Lilly and Triangle wish to enter into a sublease agreement (the "Sublease") whereby Lilly shall sublease to Triangle, and Triangle shall sublease from Lilly, all or a portion of the Property; and

    WHEREAS, pursuant to Section 14 of the Master Lease, GRA's consent is required to any such subleasing by Lilly; and

    WHEREAS, Triangle requires certain other assurances from GRA and/or Lilly with respect to such subleasing.

    NOW, THEREFORE, for and in consideration of the mutual covenants and premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties do hereby agree as follows:

                                      AGREEMENT:

    1. GRA acknowledges and agrees that Lilly, as successor by merger to Sphinx, is the tenant under the Master Lease.

    2. GRA hereby consents to the subleasing of part or all of the Property to Triangle as described in the Sublease and consents to the further subleasing of a part of the Property by Triangle to Thomas A. Krenitsky or an entity controlled by Thomas A. Krenitsky as contemplated by the Sublease.

    3. The consent granted in the foregoing paragraph 2 is not a general waiver of the restriction or limitation on the assignment or subletting of the Property under the terms of the Master Lease, and GRA reserves the right to approve any other sublease or assignment.

    4. GRA acknowledges and agrees that the plans attached to this consent as EXHIBIT A are sufficient for purposes of Section 10 of the Master Lease and hereby waives, with respect to such plans, the requirement that such plans be delivered to Landlord at least fifteen (15) days prior to the commencement of construction. Such waiver shall not be deemed a waiver of the provisions of
Section 10 with respect to any other construction other than the construction contemplated by the plans attached hereto as EXHIBIT A.

    5. Lilly represents and warrants to Triangle that the Master Lease is unmodified and presently in full force and effect, that all rentals heretofore due and payable pursuant to the Master Lease have been paid in full, that Lilly has observed and/or performed all of the obligations and covenants to be observed and performed by it under the Master Lease, and that there is no default by it under the Master Lease.

    6. Except as otherwise provided herein, this Agreement shall not be deemed to modify any term or terms of the Master Lease or the rights, duties and obligations of GRA, landlord, or Lilly, as tenant, thereunder.

    7. Lilly shall remain bound to GRA for all obligations of the tenant under the Master Lease, including the payment of rent. Triangle shall have no financial liability for any payments or obligations due by Lilly under the Master Lease, Triangle's financial liability being limited to the terms of the Sublease.

    8. Lilly covenants and agrees to observe, perform, and discharge, duly and punctually, all of the obligations and covenants of the Master Lease to be kept, observed and performed by the tenant thereunder. Lilly agrees that it will not amend, modify or supplement the Master Lease in any respect adversely affecting the interest of Triangle under the Sublease without the prior written consent of Triangle.

    9. If the term of the Master Lease shall terminate before the expiration of the term of the Sublease for any reason other than casualty or condemnation, and provided that there then exists no default by Triangle under the Sublease with respect to which the applicable grace or cure periods have expired, the Sublease shall continue in full force and effect as a lease between GRA, as landlord, and Triangle, as lessee, for a period of six (6) months following the termination of the Master Lease, but otherwise upon and subject to all of the terms, covenants and conditions of the Sublease other than those relating to the term; and Triangle shall, in such case, attorn to GRA as its landlord under the Sublease for such six (6) month period. In the event the provisions of this paragraph 9 shall be operative, GRA shall not be (i) liable for any act or omission of Lilly, (ii) subject to any offsets or defenses which Triangle may have against Lilly, or
(iii) bound by any rent which Triangle may have paid to Lilly more than one month in advance of the date on which such rent becomes due.

    10. GRA waives any right which GRA has, or may have, to levy on or to claim or assert title to any of Triangle's property located on the Property ("Triangle's Property"). GRA agrees that Triangle's Property is not, and shall not become or be deemed to be, fixtures, but shall remain the personal property of Triangle notwithstanding the manner or mode of their attachment to the Property.

    11. This Agreement may be executed in counterparts, all of which when taken together shall be deemed to constitute a single instrument. All notices which may or are required to be sent under this Agreement shall be in writing and shall be sent by (i) certified or registered U.S. mail, postage prepaid, return receipt requested, or (ii) hand delivery, or (iii) a reputable overnight courier service such as Federal Express, and sent to the party at the address appearing below or such other address as any party shall hereafter inform the other party by written notice given as set forth above:

    Lilly:                        Eli Lilly and Company
                                  Eli Lilly Corporate Center
                                  Drop Code 2528
                                  Indianapolis, Indiana 96285
                                  Attn:     John Crisel, Manager, Strategic
                                             Real Estate

    GRA:                          GRA Durham Associates Limited LLC
                                  c/o 1700 Ohio Savings Plaza
                                  1801 East 9th Street
                                  Cleveland, Ohio 44115
                                  Attn:     Peter L. Galvin, Manager

    Triangle:                     Triangle Pharmaceuticals, Inc.
                                  4611 University Drive
                                  #4 University Place
                                  Durham, North Carolina 27707
                                  Attn:     Chris Rallis

All notices delivered as set forth above shall be deemed effective (i) three (3) days from the date deposited in the U.S. mail; (ii) upon delivery, if hand delivered; or (iii) the business day following deposit with an overnight courier service.

    12. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors in interest, heirs and assigns and any subsequent owner of the Property.

    13. Should any action or proceeding be commenced to enforce any of the provisions of this Agreement or in connection with its meaning, the prevailing party in such action shall be awarded, in addition to any other relief it may obtain, its reasonable costs and expenses, not limited to taxable costs and reasonable attorneys' fees.

    14. This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

         GRA Durham Associates Limited LLC

         By:            ___________________________________________

         Printed Name:  ___________________________________________

         Title:    ________________________________________________

         Eli Lilly and Company

         By:            ___________________________________________

         Printed Name:  ___________________________________________

         Title:    ________________________________________________

         TRIANGLE PHARMACEUTICALS, INC.

         By:            ___________________________________________

         Printed Name:  ___________________________________________

         Title:    ________________________________________________

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